UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 3, 2016, REGENXBIO Inc. (“REGENXBIO”) issued a press release regarding its results of operations and financial condition for the full year and quarter ended December 31, 2015. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2016, Edgar G. Engleman, M.D., notified the Board of Directors (the “Board”) of REGENXBIO that he did not intend to stand for re-election at REGENXBIO’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) so that he may devote his full time efforts to his other commitments. With best wishes, REGENXBIO thanks Dr. Engleman for his dedicated service and valuable contribution as a member of the Board. In accordance with REGENXBIO’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board will reduce the number of directors of REGENXBIO from eight to seven effective upon the expiration of Dr. Engleman’s term at the Annual Meeting.

Item 8.01.	Other Events.

On March 3, 2016, REGENXBIO announced that its 2016 Annual Meeting of Stockholders will be held on Wednesday, June 1, 2016 at its offices located at 9712 Medical Center Drive, Suite 100, Rockville, Maryland 20850. The meeting will be REGENXBIO’s first annual meeting since becoming a public company in September 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated March 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: March 3, 2016	By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated March 3, 2016